As filed with the Securities and Exchange Commission on October 24, 2016
Registration No. 333-____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 VISA INC. (Exact Name of Registrant as Specified in Its Charter)
Delaware	P.O. Box 8999 San Francisco, California 94128	26-0267673
(State or Other Jurisdiction of Incorporation or Organization)	(Address of Principal Executive Offices Including Zip Code)	(I.R.S. Employer Identification No.)

Visa Inc. 2005 Deferred Compensation Plan
(Full Title of the Plan)
Charles W. Scharf
Chief Executive Officer
Visa Inc.
P.O. Box 8999
San Francisco, California 94128-8999
(650) 432-3200
(Name, address and telephone number,
including area code, of agent for service)
Copies to:

Joseph Yaffe Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue Palo Alto, California 94301 (213) 687-5000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Obligation	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Deferred Compensation Obligations (1)	90,000,000	100%	$90,000,000	$10,431
(1)	The Deferred Compensation Obligations are unsecured obligations of Visa Inc. to pay deferred compensation in the future in accordance with the terms of the Visa Inc. 2005 Deferred Compensation Plan.
(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended.
This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which a previously filed Registration Statement on Form S-8 relating to the Visa Inc. 2005 Deferred Compensation Plan (the “Plan”) is effective. Accordingly, pursuant to General Instruction E, the contents of the Visa Inc. Registration Statement on Form S-8 (File No. 333-115056), covering the offer and sale of securities under the Plan, are incorporated herein by reference, except as otherwise updated or modified herein.

PART II
Information Required in the Registration Statement
Item 8.    Exhibits
The exhibits listed on the exhibit index at the end of this Registration Statement are included in this Registration Statement.
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on October 24, 2016.
VISA INC.

By:	/s/ Charles W. Scharf
Name:	Charles W. Scharf
Title:	Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Charles W. Scharf, Vasant M. Prabhu and Kelly Mahon Tullier, each of them acting individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, in his or her name and on his or her behalf, to sign any or all amendments to this report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles W. Scharf	Chief Executive Officer and Director	October 24, 2016
Charles W. Scharf	(Principal Executive Officer)

/s/ Vasant M. Prabhu	Chief Financial Officer	October 24, 2016
Vasant M. Prabhu	(Principal Financial Officer)

/s/ James H. Hoffmeister	Corporate Controller and	October 24, 2016
James H. Hoffmeister	Chief Accounting Officer (Principal Accounting Officer)

/s/ Robert W. Matschullat	Independent Chair	October 24, 2016
Robert W. Matschullat

/s/ Lloyd A. Carney	Director	October 24, 2016
Lloyd A. Carney

/s/ Mary B. Cranston	Director	October 24, 2016
Mary B. Cranston

/s/ Francisco Javier Fernández-Carbajal	Director	October 24, 2016
Francisco Javier Fernández-Carbajal

/s/ Gary A. Hoffman	Director	October 24, 2016
Gary A. Hoffman

Signature	Title	Date

/s/ Alfred F. Kelly, Jr.	Director	October 24, 2016
Alfred F. Kelly, Jr.

/s/ Cathy E. Minehan	Director	October 24, 2016
Cathy E. Minehan

/s/ Suzanne Nora Johnson	Director	October 24, 2016
Suzanne Nora Johnson

/s/ David J. Pang	Director	October 24, 2016
David J. Pang

/s/ John A. C. Swainson	Director	October 24, 2016
John A. C. Swainson

/s/ Maynard G. Webb, Jr.	Director	October 24, 2016
Maynard G. Webb, Jr.

EXHIBIT INDEX

Exhibit Number	Description of Documents
4.1
Sixth Amended and Restated Certificate of Incorporation of Visa Inc., incorporated by reference to Exhibit 3.2 of the Registrant’s Periodic Report on Form 8-K, filed with the Commission on January 29, 2015

4.2
Certificate of Correction of the Certificate of Incorporation of Visa Inc., incorporated by reference to Exhibit 3.1 of the Registrant’s Periodic Report on Form 8-K, filed with the Commission on February 27, 2015

4.3
Amended and Restated Bylaws of Visa Inc., incorporated by reference to Exhibit 3.3 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015, filed with the Commission on November 20, 2015

4.4
Visa Inc. 2005 Deferred Compensation Plan, effective as of August 12, 2015, incorporated by reference to Exhibit 10.21 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015, filed with the Commission on November 20, 2015

*5.1	Opinion of Skadden Arps Slate Meagher & Flom LLP.
*23.1	Consent of KPMG LLP, an Independent Registered Public Accounting Firm.
*23.2	Consent of Skadden Arps Slate Meagher & Flom LLP (included in Exhibit 5.1).
*24	Power of Attorney (included in signature page)
*Filed or furnished herewith